UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Allergan, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

To:	All Allergan Employees

From:	Matthew J. Maletta, Vice President, Associate General Counsel and Secretary

Re:	Allergan Update—Proxy Materials

In response to questions from some Allergan employees, I write to alert you that employees owning Allergan stock may be receiving proxy materials from hedge fund Pershing Square Capital Management, L.P. (“Pershing Square”) soliciting votes in support of, among other things, Pershing Square’s campaign to remove a majority of the Allergan Board of Directors (the “Board”) at a Special Meeting of Allergan Stockholders that is scheduled to occur on December 18, 2014 (the “Special Meeting”). Allergan urges you to discard any white proxy card received from Pershing Square. Allergan will soon be providing you with its own statement and a BLUE proxy card containing important information about the Special Meeting and the inadequacy of Valeant Pharmaceuticals International, Inc.’s (“Valeant”) exchange offer for Allergan stock.

As additional background, at the Special Meeting, Pershing Square will seek the removal of six out of nine Board members who were duly elected by Allergan stockholders with overwhelming support in May 2014. This is an attempt to facilitate Valeant’s unsolicited offer to acquire Allergan. As you may know, the Board unanimously determined, together with its financial and legal advisors, that Valeant’s offer is grossly inadequate, substantially undervalues Allergan, creates significant risks and uncertainties, and is not in the best interests of Allergan and its stockholders. As you may also know, Allergan initiated litigation against Pershing Square and Valeant alleging that their scheme to have Pershing Square acquire 9.7% of Allergan’s outstanding stock between February 2014 and April 2014 violated federal securities laws. The Board strongly recommends that Allergan stockholders prevent Valeant from attempting to acquire control of Allergan based on this activity and at a price that does not appropriately reflect the underlying value of Allergan’s assets, operations and prospects, including its industry-leading market positions, longstanding track record of superior performance and projected growth expectations.

Please call Scott Akamine at (714) 246-3733 or me at (714) 246-5185 with any questions.

Important Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Allergan has filed a solicitation/recommendation statement on Schedule 14D-9, as amended, with the SEC that has been mailed to Allergan’s stockholders. In addition, Allergan has filed a preliminary proxy statement with the SEC on October 6, 2014, and intends to file a definitive proxy statement. Any definitive proxy statement will be mailed to Allergan’s stockholders. INVESTORS AND STOCKHOLDERS OF ALLERGAN ARE ENCOURAGED TO READ THESE AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY

AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of these documents as they become available and any other documents filed with the SEC by Allergan at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Allergan’s website at www.allergan.com. Copies of these materials may also be requested from Allergan’s information agent, Innisfree M&A Incorporated, toll-free at 877-800-5187.

Allergan, its directors and certain of its officers and employees are participants in solicitations of Allergan stockholders. Information regarding the names of Allergan’s directors and executive officers and their respective interests in Allergan by security holdings or otherwise is set forth in Allergan’s proxy statement for its 2014 annual meeting of stockholders, filed with the SEC on March 26, 2014, as supplemented by the proxy information filed with the SEC on April 22, 2014. Additional information can be found in Allergan’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 25, 2014 and its Quarterly Report on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, filed with the SEC on May 7, 2014 and August 5, 2014, respectively. To the extent holdings of Allergan’s securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.